Exhibit 99.2
Fourth Quarter and Full Year 2007 Results February 6, 2008 14

This presentation contains "forward-looking statements" within the meaning of the federal securities laws. These statements reflect management's current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including the costs of raw materials, purchased energy, and freight; demand for new housing; accuracy of accounting assumptions related to impaired assets, pension and postretirement costs, and contingency reserves; competitive actions by other companies; changes in laws or regulations; our ability to execute certain strategic and business improvement initiatives; and other factors, many of which are beyond our control. Except as required by law, we expressly disclaim any obligation to publicly revise any forward-looking statements contained in this presentation to reflect the occurrence of events after the date of this presentation. This presentation includes non-GAAP financial measures. The required reconciliations to GAAP financial measures are included on our website, www.templeinland.com. 15

Fourth Quarter Results 4th Qtr 4th Qtr 3rd Qtr 2007 2006 2007 Net income per dil. share $10.76 $ 0.96 $ 0.33 Special items (10.53) (0.62) (0.16) Net income per dil. share excluding special items* $ 0.23 $ 0.34 $ 0.17 Avg. share outstanding - diluted (millions) 108.2 107.8 107.8 4th qtr. 2007 net after-tax special items include effects of the completion of our transformation plan and charges related to the previously - announced facility closure and litigation settlements * See our website for information concerning non-GAAP financial measures 16

4th Qtr. 2007 $ 75 (15) 12 $ 72 ($ 25) 0 $ 47 $ 4 (25) 10 $ 36 (10) $ 26 $ 0.23 4th Qtr. 2006 $ 72 28 14 $114 ($ 30) (12) $ 72 $ - (29) - $ 43 (7) $ 36 $ 0.34 3rd Qtr. 2007 $ 70 (4) 18 $ 84 ($ 23) (2) $ 59 $ - (29) - $ 30 (12) $ 18 $ 0.17 Fourth Quarter Results (millions, excluding EPS) Income Excluding Special Items Corrugated Packaging Building Products Timber and Timberlands Segment operating income General and Administrative Share based compensation EBIT Other non-operating income (expense) Interest expense on debt Net interest on financial assets/nonrecourse liability Income before taxes and special items Income taxes Income before special items Net income per dil. share excluding special items 17 Note: We have recast prior period segment operating income to reflect the effects of our transformation plan

Corrugated Packaging 4th Qtr 4th Qtr 3rd Qtr 2007 2006 2007 Operating income $ 75 $ 72 $ 70 (millions) Price 4th qtr. 2007 avg. box price up $12/ton vs. 4th qtr. 2006 avg. 4th qtr. 2007 avg. box price up $33/ton vs. 3rd qtr. 2007 avg. September increase for linerboard essentially passed through to boxes in 4th qtr. 2007 18

Corrugated Packaging (Cont'd) Box Volumes Per Workday Basis TIN Industry* 4th qtr. 2007 vs. 4th qtr. 2006 1.8% (3.6%) Year 2007 vs. Year 2006** 1.3% (2.1%) 19 * As reported by the Fibre Box Association ** Excluding Performance Sheets

Corrugated Packaging (Cont'd) Recycled Fiber Recycled fiber costs up $58/ton vs. 4th qtr. 2006 and up $3/ton vs. 3rd qtr. 2007 Freight Freight costs up $2 million vs. 4th qtr. 2006 and up $1 million vs. 3rd qtr. 2007 Energy Energy costs up $2 million vs. 4th qtr. 2006 and up $5 million vs. 3rd qtr. 2007 20

Corrugated Packaging (cont'd) 1st Qtr. 2008 Higher energy, virgin fiber and freight costs Rome, GA mill scheduled maintenance outage (24,000 tons) Mill production issues-Bogalusa, LA 21

Building Products 4th Qtr 4th Qtr 3rd Qtr 2007 2006 2007 Operating income ($ 15) $ 28 ($ 4) (millions) Lumber Average price down $15/mbf vs. 4th qtr. 2006 and down $29/mbf vs. 3rd qtr. 2007 Volume up 5% vs. 4th qtr. 2006 but down 8% vs. 3rd qtr. 2007 Current lumber prices down $7/mbf vs. 4th qtr. 2007 avg. price 22

Building Products (Cont'd) Gypsum Average price down $80/msf vs. 4th qtr. 2006 and down $14/msf vs. 3rd qtr. 2007 Volume down 29% vs. 4th qtr. 2006 and down 15% vs. 3rd qtr. 2007 Current gypsum prices down $8/msf vs. 4th qtr. 2007 avg. price Particleboard Average price down $30/msf vs. 4th qtr. 2006 and down $4/msf vs. 3rd qtr. 2007 Volume down 7% vs. 4th qtr. 2006 and down 8% vs. 3rd qtr. 2007 Current particleboard prices up $9 vs. 4th qtr. 2007 avg. price 23

Full Year 2007 Results (millions, excluding EPS) Income Excluding Special Items Corrugated Packaging Building Products Timber and Timberlands Segment operating income General and Administrative Share based compensation EBIT Other non-operating income (expense) Interest expense on debt Net Interest on financial assets/non-recourse liability Income before taxes and special items Income taxes Income before special items Net income per dil. share excluding special items 2007 $287 8 65 $360 ($100) (34) $226 $ 5 (111) 10 $130 (50) $ 80 $ 0.74 2006 $255 221 63 $539 ($107) (38) $394 $ 4 (123) - $275 (95) $180 $ 1.63 24 Note: We have recast prior period segment operating income to reflect the effects of our transformation plan

Comments Pension Expense 2007 pension expense $36 million 2008 pension expense estimate $37 million Capital Expenditures 2007 capital expenditures $225 million 2008 capital expenditures estimate $195 million Depreciation 2007 depreciation $203 million 2008 depreciation estimate $202 million 25

Dividend February 2008, Temple-Inland Board of Directors approved a quarterly dividend of $0.10 per share 26

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